UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2017

SYNUTRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on March 17, 2017. The Company filed its definitive proxy statement in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on January 20, 2017. The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to elect each of Lei Lin and Yalin Wu to the Company’s Board of Directors to serve as Class III directors;

•	Proposal II: a proposal to approve on an advisory basis the Company’s executive compensation;

•	Proposal III: a proposal to approve on an advisory basis the frequency of future advisory votes on the Company’s executive compensation; and

•	Proposal IV: a proposal to ratify the appointment of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017.

Voting Results

Proposal I: the election of Class III directors was approved as follows:

•	Lei Lin has been elected with 37,791,633“FOR” votes and 2,980,535 “WITHHELD” votes; and

•	Yalin Wu has been elected with 40,456,980 “FOR” votes and 315,188 “WITHHELD” votes.

Proposal II: the Company’s executive compensation was approved on an advisory basis with 40,424,876 “FOR” votes, 47,188 “AGAINST” votes and 300,104 “ABSTAIN” votes.

Proposal III: three years was favored by the stockholders as the frequency of holding an advisory vote on the Company’s executive compensation with 3,341,990 “EVERY YEAR” votes, 20,191 “EVERY TWO YEARS” votes, 37,129,893 “EVERY THREE YEARS” votes and 280,094 “ABSTAIN” votes.

Proposal IV: ratification of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, was approved with 45,957,469 “FOR” votes, 52,251 “AGAINST” votes and 237,379 “ABSTAIN” votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date:	March 20, 2017	By:	/s/ Ning Cai
			Name:	Ning Cai
			Title:	Chief Financial Officer